Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-173469 on Form S-8 of United Financial Bancorp, Inc. of our report dated June 20, 2018, relating to the financial statements and financial statement schedule of The United Bank 401(K) Plan, appearing in this Annual Report on Form 11-K of The United Bank 401(K) Plan for the year ended December 31, 2017.

Date:	June 20, 2018	By:	/s/ Pue, Chick, Leibowitz & Blezard, LLC
Pue, Chick, Leibowitz & Blezard, LLC
Vernon, Connecticut 06066